Exhibit 99.1

AxoGen, Inc. Reports 61% Revenue Growth for the 2014 Fourth Quarter

AXGN fourth quarter revenue reaches $4.79 million and full year 2014 revenue increases 54% to $16.8 million.

Company Introduces full year 2015 revenue guidance to exceed $24 million

ALACHUA, FL — March 5, 2015 — AxoGen, Inc. (NASDAQ: AXGN), a leading medical technology company focused on the peripheral nerve repair market, reported record revenue of $4.79 million for the fourth quarter ended December 31, 2014 compared to $2.98 million in the year-ago fourth quarter demonstrating the Company’s successful execution of its growth strategies.

“Our strong fourth quarter revenue growth reflects the market’s growing acceptance of our peripheral nerve repair products which is driving increased surgeon adoption of our unique product portfolio — Avance® Nerve Graft, AxoGuard® Nerve Connector and AxoGuard® Nerve Protector,” commented Karen Zaderej, AxoGen Chief Executive Officer.  “2014 was a pivotal year for AxoGen and positions the Company well for continued success in 2015.  Entering this year, our strengthened balance sheet provides us with the resources to further invest in our marketing and sales initiatives and we are confident we will continue to successfully execute our strategies and deliver growth.”

2014 Fourth Quarter Financial Results

For the fourth quarter ended December 31, 2014, revenues totaled $4.79 million, a 61% increase compared to $2.98 million in the prior year fourth quarter. The Company reported gross margin of 80%, similar to the fourth quarter of 2013.  Net loss was $6.5 million, or $(0.35) per share, compared to a net loss of $4.1 million, or $(0.24) per share, for the fourth quarter of 2013.  The total net loss includes one-time interest expenses and the write off of non-cash deferred financing charges totaling $2.5 million that were related to the extinguishment of the PDL Royalty Contract. The weighted average common shares outstanding for the 2014 fourth quarter were approximately 18.6 million shares compared to 17.3 million shares in the 2013 fourth quarter.

Full Year Financial Results

For the full year ended December 31, 2014, AxoGen increased revenue 54% to $16.8 million compared with $10.9 million for the comparable period of 2013. Gross margin for the full year expanded to 79.5% compared with 77.7% for the full year ended December 31, 2013. Total operating expenses were $23.2 million compared to $18.1 million for 2013 and the operating loss was $9.8 million versus $9.6 million for the year ago period. Net loss was $17.7 million, or $(0.99) per share, compared to a net loss of $14.6 million, or $(1.08) per share for 2013.  The weighted average common shares outstanding for the 2014 full year were approximately 17.7 million shares compared to 13.5 million shares in 2013.

As of December 31, 2014, cash and cash equivalents totaled $8.2 million.  Subsequent to the end of the fourth quarter, in February 2015, the Company raised $13.6 million, net of expenses, in a public stock offering increasing its current cash and cash equivalents to over $20 million.

2015 Guidance

Based on the market’s increasing awareness of AxoGen’s product portfolio, continued expansion of its sales footprint and current sales pipeline, the Company currently anticipates 2015 full year revenue to exceed $24 million and annual gross margin in the mid to high 70% range.

Conference Call

The Company will host a conference call and webcast for the investment community on Friday, March 6, 2015 at 8:30 AM ET.  Investors interested in participating by phone are invited to call toll free at 1.877.407.0993 or use the direct dial-in number 1.201.689.8795. Those interested in joining via the webcast, should visit http://axogeninc.equisolvewebcast.com/q4-2014.

Following the conference call, a replay will be available on the Company’s website at www.AxoGenInc.com, under ‘Investors.’

About AxoGen, Inc.

AxoGen (NASDAQ: AXGN) is a leading medical technology company dedicated to peripheral nerve repair. AxoGen’s portfolio of regenerative medicine products is available in the United States, Canada and several other countries and includes Avance® Nerve Graft, an off-the-shelf processed human nerve allograft for bridging severed nerves without the comorbidities associated with a second surgical site, AxoGuard® Nerve Connector, a porcine submucosa extracellular matrix (“ECM”) coaptation aid for tensionless repair of severed nerves, and AxoGuard® Nerve Protector, a porcine submucosa ECM product used to wrap and protect injured peripheral nerves and reinforce the nerve reconstruction while preventing soft tissue attachments.

Avance® Nerve Graft is processed in the United States by AxoGen. AxoGuard® Nerve Connector and AxoGuard® Nerve Protector are manufactured in the United States by Cook Biotech Incorporated, and are distributed worldwide exclusively by AxoGen. AxoGen maintains its corporate offices in Alachua, Florida and is the parent of its wholly owned operating subsidiary, AxoGen Corporation.

Cautionary Statement Concerning Forward-Looking Statements

This Press Release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or predictions of future conditions, events or results based on various assumptions and management’s estimates of trends and economic factors in the markets in which we are active, as well as our business plans. Words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “projects”, “forecasts”, “continue”, “may”, “should”, variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements may include, without limitation, statements regarding our growth, market size, product development, product potential, or regulatory activity. The forward-looking statements are subject to risks and uncertainties, which may cause results to differ materially from those set forth in the statements. Forward-looking statements in this release should be evaluated together with the many uncertainties that affect AxoGen’s business and its market, particularly those discussed in the risk factors and cautionary statements in AxoGen’s filings with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those projected. The forward-looking statements are representative only as of the date they are made, and, except as required by law, AxoGen assumes no responsibility to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

AxoGen, Inc.

Lee Robert “Bob” Johnston, Chief Financial Officer

386.462.6856

InvestorRelations@AxoGenInc.com

EVC Group

Bob Jones/Michael Polyviou

646.201.5447/212.850.6020

bjones@evcgroup.com; mpolyviou@evcgroup.com

AXOGEN, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

December 31, 2014 and 2013

	December 31,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$8,215,791	$20,069,750
Accounts receivable	2,872,308	1,893,699
Inventory	3,213,620	3,398,438
Prepaid expenses and other	109,369	296,719
Total current assets	14,411,088	25,658,606
Property and equipment, net	619,029	381,689
Intangible assets	577,174	570,396
Deferred financing costs	793,498	1,073,579
	$16,400,789	$27,684,270
Liabilities and Shareholders’ Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$2,431,194	$2,083,942
Current Deferred Revenue	14,118	14,118
Total current liabilities	2,445,312	2,098,060
Note Payable	25,085,777	25,363,695
Long Term Deferred Revenue	115,380	85,882
Total liabilities	27,646,469	27,547,637
Shareholders’ equity (deficit):
Common stock, $.01 par value; 50,000,000 shares authorized; 19,488,814 and 17,339,561 shares issued and outstanding	194,888	173,395

Additional paid-in capital	78,675,686	72,369,016
Accumulated deficit	(90,116,254)	(72,405,778)
Total shareholders’ equity (deficit)	(11,245,680)	136,633
	$16,400,789	$27,684,270

AXOGEN, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Years ended December 31, 2014 and 2013

	2014	2013
Revenues	$16,817,403	$10,947,361
Cost of goods sold	3,442,183	2,439,818
Gross profit	13,375,220	8,507,543
Costs and expenses:
Sales and marketing	13,193,795	10,259,153
Research and development	3,033,325	2,125,476
General and administrative	6,948,890	5,715,119
Total costs and expenses	23,176,010	18,099,748
Loss from operations	(9,800,790)	(9,592,205)
Other expense:
Interest expense	(6,812,315)	(4,819,708)
Interest expense — deferred financing costs	(1,100,520)	(178,864)
Other expense	3,149	33,892
Total other expense	(7,909,686)	(4,964,680)
Net Loss	(17,710,476)	(14,556,885)
Net loss available to common shareholders	$(17,710,476)	$(14,556,885)
Weighted Average Common Shares outstanding — basic and diluted	17,721,742	13,499,793
Loss Per Common share — basic and diluted	$(0.99)	$(1.08)

AXOGEN, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended December 31, 2014 and 2013

	2014	2013
Cash flows from operating activities:
Net loss	$(17,710,476)	$(14,556,885)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation	153,670	79,232
Amortization of intangible assets	45,224	59,100
Loss on impairment	—	9,424
Amortization of deferred financing costs	199,328	178,864
Write off of deferred financing costs	901,192	—
Provision for bad debt	35,478	58,617
Share-based compensation	956,449	671,887
Stock grants	60,125	—
Interest added to note payable	5,022,082	3,783,443
Change in assets and liabilities:
Accounts receivable	(1,014,087)	(902,227)
Inventory	184,818	(247,329)
Prepaid expenses and other	187,350	(109,463)
Accounts payable and accrued expenses	498,290	430,579
Deferred revenue	29,498	100,000
Net cash used for operating activities	(10,451,059)	(10,444,758)

Cash flows from investing activities:
Purchase of property and equipment	(542,045)	(178,776)
Acquisition of intangible assets	(52,002)	(65,189)
Net cash used for investing activities	(594,047)	(243,965)

Cash flows from financing activities:
Proceeds from issuance of common stock	1,625,748	16,777,746
Repayments of long-term debt	(1,750,000)	—
Debt issuance costs	(820,441)	—
Proceeds from exercise of stock options	135,840	73,326
Net cash provided by financing activities	(808,853)	16,851,072

Net decrease in cash and cash equivalents	(11,853,959)	6,162,349
Cash and cash equivalents, beginning of year	20,069,750	13,907,401
Cash and cash equivalents, end of period	$8,215,791	$20,069,750

Supplemental disclosures of cash flow activity:
Cash paid for interest	$3,912,463	$1,030,219
Supplemental disclosure of non-cash investing and financing activities:
Payments of fixed assets in accounts payable	$22,575	$173,611
Payments of long term debt with proceeds from note payable of $25,000,000 and issuance of shares of $3,550,000	28,550,000	—